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Exhibit 32.1

CERTIFICATION

        The undersigned, as the Chief Executive Officer and Chairman of the Board, and as the Chief Financial Officer, respectively, of CompuCredit Corporation, certify that, to the best of their knowledge and belief, the Quarterly Report on Form 10-Q for the period ended March 31, 2004, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of CompuCredit Corporation at the dates and for the periods indicated. The foregoing certifications are made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose.

        This 4th day of May, 2004.

/s/ DAVID G. HANNA David G. Hanna Chief Executive Officer and Chairman of the Board

/s/ J.PAUL WHITEHEAD, III J.Paul Whitehead, III Chief Financial Officer

        A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to CompuCredit Corporation and will be retained by CompuCredit Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1
CERTIFICATION